Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of KOHL’S CORPORATION, a Wisconsin corporation (the “Company”), does hereby constitute and appoint RICHARD D. SCHEPP, WESLEY S. MCDONALD and KEVIN MANSELL, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of debt securities, common stock, preferred stock, depositary shares and warrants of the Company that may include any combination of the foregoing securities, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments, including any or all post-effective amendments, and supplements to the Registration Statement, whether on Form S-3 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 12th day of October, 2011.

/s/ Peter Boneparth	/s/ Steven A. Burd
Peter Boneparth	Steven A. Burd

/s/ John F. Herma	/s/ Dale Jones
John F. Herma	Dale Jones

/s/ William S. Kellogg	/s/ Kevin Mansell
William s. Kellogg	Kevin Mansell

/s/ John Schlifske	/s/ Frank Sica
John Schlifske	Frank Sica

/s/ Peter M. Sommerhauser	/s/ Stephanie A. Streeter
Peter M. Sommerhauser	Stephanie A. Streeter

/s/ Nina G. Vaca	/s/ Stephen E. Watson
Nina G. Vaca	Stephen E. Watson